UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 7, 2010
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26770 (Commission File Number)	22-2816046 (I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 20, 2009, Novavax, Inc. (“Novavax”) and Xcellerex, Inc. (“Xcellerex”) entered into a proposal and binding term sheet (the “Agreement”) pursuant to which Xcellerex will manufacture a fixed quantity of bulk drug substance of Novavax’s 2009 H1N1 vaccine (“Bulk Material”) for Novavax’s potential use and sale in Mexico. On January 7, 2010, Novavax and Xcellerex entered into an amendment (the “Amendment”) to the Agreement. The Amendment extends Novavax’s right to terminate the Agreement for various reasons to February 15, 2010. The Amendment also provides that Novavax will only pay Xcellerex a “per dose” fee upon the commercial sale of vaccine containing Bulk Material, rather than upon its manufacture, as was stipulated originally in the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
January 12, 2010	By:	/s/ Frederick W. Driscoll
		Name:	Frederick W. Driscoll
		Title:	Vice President, Chief Financial Officer and Treasurer

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